Independent auditors' consent
_________________________________________________________________


The Board and Shareholders
IDS Progressive Fund, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings
"Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

KPMG Peat Marwick LLP



Minneapolis, Minnesota
November 25, 1996